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                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2001 Employee Stock Purchase Plan of Epimmune Inc. of our report dated February 2, 2001, with respect to the consolidated financial statements of Epimmune Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP



San Diego, California
June 27, 2001